SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 26, 2002

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5. Other Events and Regulation FD Disclosure

        Derma Sciences, Inc. (referred to herein as the “Registrant”) has entered into an employment agreement (the “Agreement”) with Robert C. Cole pursuant to which Mr. Cole will serve as the Registrant’s Vice President – Sales and Marketing with responsibility for the United States and Latin America. Certain principal provisions of the Agreement are summarized below:

1. Effective date:	January 1, 2003

2. Reporting senior:	President and Chief Executive Officer of the Registrant

3. Base salary:	$155,000 per year

4. Incentive compensation:	30% of base salary upon achievement of "plan" with additional incentive compensation in accordance with criteria to be established

5. Term:	One year with automatic renewal unless terminated by either party

6. Severance:	One year if terminated without cause or upon occurrence of a change in control of the Registrant

7. Stock options:	175,000 exercisable at $0.50 per share with 20% vested upon grant and 20% vested annually thereafter

        Prior to his association with the Registrant, Mr. Cole served since 1993 in a variety of executive capacities with B. Braun Medical, most recently as Vice President, Sales, Eastern Zone. As Vice President, Mr. Cole managed $100 million in sales in the Northeast and Canada. Previously, Mr. Cole served since 1984 with McGaw, Inc., most recently as Regional Manager in which capacity he managed sales of $42 million. Mr. Cole earned his Bachelor of Science degree in Biology, cum laude, from St. Vincent's College, Latrobe, Pennsylvania, in 1974.

        The Registrant incorporates by reference herein a conformed copy of the Agreement discussed above which Agreement is attached hereto as Exhibit 10.01.

Item 7. Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Exhibits:

10.01	- Agreement

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: December 30, 2002	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer